USD 50.000.000
Committed Revolving Credit Facility

Between

Norðurál Grundartangi ehf.
as the Borrower

and

Landsbankinn hf.

as the Bank

THIS AGREEMENT is dated November 27, 2013 between:

(1)
Norðurál Grundartangi ehf., reg. no. 570297-2609, a private limited liability company registered under the laws of Iceland, having its principle place of business at Grundartangi, 301 Akranes (the "Borrower") and

(2)	Landsbankinn hf., reg. no. 481008-0280, a bank incorporated in Iceland and having its registered office at Austurstræti 11, 101 Reykjavík, Iceland (the "Bank" or "Lender")

WHEREAS the Bank has agreed to make available to the Borrower a committed revolving credit facility in the amount of USD 50.000.000,

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS

1.1.	Terms Defined
In this Agreement:

"Availability Period"

means the period from and including the date of this Agreement to and including the Business Day falling one month prior to the Termination Date.

"Base Currency

means USD.

"Business Day"

means a day on which banks are open in Reykjavík and New York.

"Default"

means any Event of Default and any event which, with the giving of notice, lapse of time or both or other applicable condition(s), would constitute an Event of Default.

"Effective Date"

means the date on which this Agreement is executed and delivered by the Borrower to the Bank.

"Encumbrance"

means any mortgage, pledge, lien, charge, assignment, hypothecation, security interest, title retention, preferential right or trust arrangement and any other security agreement or arrangement.

"Event of Default"

means any of the events specified in Clause 11.1 (Events of Default).

“Equity Ratio”
means the shareholders equity divided with the total assets of the Borrower (Equity/Total Assets).

"Facility Amount"

means USD 50.000.000 (fifty million US dollars).

"Interest Period"

means a period ascertained in accordance with Clause 6 (Interest Periods).

"LIBOR"

means in relation to each Loan, for each Interest Period relative thereto, the arithmetic mean, rounded upward if necessary, to the nearest one-sixteenth of one per cent (1/16%) of the annual rates of interest appearing on page LIBOR01 on Reuters (BBA fixings) or any equivalent successor to such page or other page as appropriate (as determined by the Bank) (the "Reuters") for deposits in the relevant currency in the London Interbank Market at or about 11.00 a.m. (London time) two Business Days, prior to the commencement of the Interest Period to which the same is to apply for a period comparable to such Interest Period.

"Loan"

means a borrowing made hereunder or (as the context requires) the principal amounts thereof from time to time outstanding (collectively the "Loans").

"Margin"

means 3.75% per annum.

"Person"

means any individuals, partnerships, corporations, governments, governmental bodies, trusts, joint stock companies, joint ventures, limited liability companies and unincorporated associations.

“Security Documents”

means the documents evidencing the security required by Clause 12.

“Taxes”

means all or any levies, imposts, duties, charges, fees, deductions and/or withholdings levied or imposed by any national or local governmental or public body or authority.

"Termination Date"

means the date 3 years after the Effective Date.

2.	THE FACILITY

2.1.	Aggregate Facility Amount
Subject to the terms of this Agreement, the Bank agrees to make available to the Borrower a revolving loan facility in an aggregate amount equal to the Facility Amount.

2.2.	Restriction of drawing
The aggregate Facility Amount may not at any time exceed 65% of the aggregate amount of the Borrower's inventory and receivables as set forth on the most recent report provided by the Borrower to the Bank pursuant to Clause 4.2(c).

3.	DRAWDOWN

3.1.	Availability
Subject to the terms of this Agreement, the facility will be available for drawdown in the Base Currency during the Availability Period. Each borrowing under this Agreement is regarded as a separate Loan and each loan is made on a fully revolving basis for at least one month and until Termination Date.

3.2.	Notice of Drawing
When the Borrower wishes to borrow hereunder, it shall give notice to the Bank in the form of Exhibit A, appropriately completed, to be received prior to 12.00 p.m. (GMT) two Business Days prior to the proposed date for borrowing, specifying in respect of the proposed borrowing:

(a)	the date of drawdown of the Loan (which shall be a Business Day);

(b)	the amount in USD to be drawn; and

(c)	an account of the Borrower at a bank to which the proceeds of the borrowing are to be credited.

Subject to the terms of this Agreement, such notice of drawing ("Notice of Drawing") shall be irrevocable and the Borrower shall be bound to borrow in accordance with such Notice of Drawing.

Notices of Drawing have to be signed by the Borrower or persons who have been declared with full power and authority to sign such notices on behalf of the Borrower. The Borrower shall on that basis give to the bank Power of Attorney in the form of Exhibit B.

4.	CONDITIONS PRECEDENT

4.1.	Documentary conditions precedent
The obligation of the Bank hereunder to advance the Loan is subject to the condition that the Bank shall first have received all of the following in form and substance satisfactory to the Bank:

(a)
A copy of a board resolution from the Borrower approving the execution by the Borrower of the Agreement and if applicable a Power of Attorney in the form of Exhibit B evidencing that the person or persons signing on behalf of the Borrower is/are authorized to execute and deliver the Agreement with specimen signatures attached.

(b)	The Certificate of Incorporation and the Articles of Association of the Borrower.

(c)	A document evidencing that the Borrower has acquired the adequate insurance for the Borrowers assets and business in accordance to Clause 10.10 of this Agreement.

(d)	The Security Documents stated in Clause 12, to the satisfaction of the Lender’s legal counsel.

(e)	A confirmation, sufficient in the sole opinion of the Lender, that the Borrower and its board of directors are in compliance with the KYC rules (Know your customer) of the Lender.
The obligation of the Bank hereunder to advance the Loan is subject to the condition that the Bank shall first have received at the time of the request for such Loan the following:

(a)	a Notice of Drawing substantially in the form set out in Schedule 1 to this Agreement.

4.2.	Further conditions precedent
The obligation of the Bank hereunder to advance a Loan is subject only to the following further conditions precedent both at the time of the request for and at the time of the advance of such Loan:

(a)	the matters represented by the Borrower set out in Clause 9.1 (Representations and warranties) are correct;

(b)	no Event of Default has occurred or will result from such advance; and

(c)
a delivery of a report stating the value of Borrowers inventory and receivables as of the most recently completed calendar month, signed by the Managing Director, the Manager of Finance or the Controller of the Borrower.

5.	REPAYMENT, PREPAYMENTS AND CANCELLATION OF COMMITMENTS

5.1.	Repayment

(a)
The Borrower shall repay each Loan to the Bank on its relevant repayment date as defined in each drawdown notice. No borrowing made hereunder can have a repayment date that exceeds the Termination Date. All payments made or to be made by the Borrower under this Agreement or other document envisaged hereunder shall be made free and clear of, and without deduction or withholding for or in account of, any Taxes.

5.2.	Prepayment
The Borrower may, by giving no less than 5 Business Days prior written notice to the Bank, prepay without penalty or premium (except incurred breakage costs as calculated by the Bank) any Loan on any Business Day in whole or in part.

6.	INTEREST PERIODS

6.1.	Interest Periods
Each Interest Period shall be of at least one month duration and up to six months duration commencing on the drawdown date of each proposed Loan.

6.2.	Business Days
If any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such day will fall in the next calendar month, in which event it shall be brought forward to the immediately preceding Business Day. If any Interest Period commences on the last Business Day in a calendar month or if there is no corresponding day in the calendar month in which it is to end, then it shall end on the last Business Day in the later calendar month.

7.	INTEREST

7.1.	Rate
The rate of interest applicable to the Loan for each Interest Period relative thereto shall be applicable LIBOR interest plus the Margin per annum.

7.2.	Due Dates
Accrued interest on each Loan shall be payable by the Borrower on the last day of each Interest Period.

7.3.	Calculation Basis
Interest shall accrue from day to day, and be computed on the basis of a year of 360 days and for the actual number of days elapsed.

7.4.	Default Interest
In the event that the Borrower fails to pay any principal, interest or any other amount due and payable hereunder, or upon the occurrence of any Event of Default according to Clause 11.1, the Borrower shall pay interest (“Default Interest”) on such amount or accelerated amount from the due date until payment is received by the Bank at the rate of the relevant LIBOR plus the Margin plus 4% (four per cent) per annum.

7.5.	Currency
Principal repayments and interest on the Loan shall be payable in the Base Currency.

7.6.	Certification
Each determination of a rate of interest by the Bank hereunder shall, in the absence of manifest error, be conclusive and shall be promptly notified to the Borrower.

8.	PAYMENTS

8.1.	Funds and Place
All payments to be made by the Borrower hereunder shall be made immediately available and transferable no later than 12.00 p.m. (GMT) on the date upon which the payment is due to the account which the Bank may from time to time designate.

8.2.	Taxes
All payments to be made by the Borrower hereunder shall be made:

(i)	without set‑off or counterclaim; and

(ii)	free and clear of and without deduction for or on account of any taxes.

In addition, if any taxes or amounts in respect thereof must be deducted from any amounts payable or paid by the Borrower, the Borrower shall pay such additional amounts as may be necessary to ensure that the Bank receives a net amount equal to the full amount which it would have received on the due date had payment not been made subject to such taxes.

8.3.	Extensions
Whenever any payment hereunder shall become due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day unless such day will fall in the next calendar month in which event it shall be brought forward to the immediately preceding Business Day. During any extension of the due date for payment of the principal of a Loan hereunder interest shall be payable on such principal at the rate payable on the original due date.

8.4.	Appropriations
In the case of a partial payment, the Bank may appropriate such payment towards such of the obligations of the Borrower hereunder as the Bank may decide.

9.	REPRESENTATIONS AND WARRANTIES

9.1.	Representations and warranties
The Borrower represents and warrants to the Bank that:

(b)	Corporate Existence: It is a duly organised and validly existing company incorporated and existing under the laws of Iceland;

(c)
Powers and Authorisations: It has the power to enter into and perform this Agreement and the transactions contemplated hereby and has taken all necessary action to authorize the entry into and performance of this Agreement and the transactions contemplated hereby;

(d)	Validity and Enforceability: This Agreement constitutes legal, valid and binding obligations of it enforceable in accordance with its terms;

(e)
Performance: The performance or undertaking of the obligations set out in this Agreement will not contravene any applicable law or regulation, the violation of which would reasonably be expected to result in the Borrower from being unable to pay any amount due and owing under this Agreement;

(f)	No Default: No Default has occurred which would reasonably be expected to result in the Borrower from being unable to pay any amount due and owing under this Agreement;

(g)
Non‑conflict with laws: The entry into and performance by it of this Agreement and the transactions contemplated hereby do not and will not conflict with (i) any of its constitutional documents or (ii) any agreement or document to which it is a party or which is binding upon it or any of its assets, the breach of or default under which would reasonably be expected to result in the Borrower from being unable to pay any amount due and owing under this Agreement, nor result in the creation or imposition of any encumbrance on any of its assets pursuant to the provisions of any such agreement or document;

(h)
Consents: All authorisations, approvals, consents, licenses, exemptions, filings, registrations, notarisations and other matters, official or otherwise, required or advisable in connection with the entry into performance, validity and enforceability of this Agreement and the transactions contemplated hereby have been obtained or effected and are in full force and effect;

(i)
Full Disclosure: All information supplied by it in connection with this Agreement is true, complete, accurate in all material respects and it is not aware of any material facts or circumstances that have not been disclosed to the Bank and which might, if disclosed, adversely affect the decision of a person considering whether or not to provide finance to it; provided, that with respect to any projections furnished to the Bank, the Borrower represents only that such information was prepared in good faith based upon assumptions and estimates believed by the Borrower to be reasonable at the time made in light of the circumstances when made, it being recognized by the Bank that such projections are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results by a material amount.

(j)
No filings required: It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement that it or any other instrument be notarised, filed, recorded, registered or enrolled in any court or public office or that any stamp, registration or similar tax or charge be paid on or in relation to this Agreement and this Agreement is in proper form for its enforcement in its jurisdiction;

(k)
Litigation: Except as set forth in Century Aluminum Company's Form 10-K for the year ended December 31, 2012 filed with the United States Securities and Exchange Commission or any Form 10-Q filed by Century Aluminum Company with the Securities and Exchange Commission on or after March 31, 2013, no litigation, arbitration or administrative proceeding is current or, to its knowledge pending or threatened, which is likely to have a material adverse effect on the financial standing of the Borrower.

9.2.	Repetition
The representations and warranties set out in Clause 9.1 (Representations and warranties) shall survive the execution of this Agreement and shall be deemed to be repeated by the Borrower at the beginning of each Interest Period with reference to the facts and circumstances then subsisting, as if made at each such time.

10.	UNDERTAKINGS

10.1.	Duration
The undertakings in this Clause 10 (Undertakings) shall remain in force from and after the date hereof and so long as any amount is or may be outstanding hereunder.

10.2.	Accounts
The Borrower shall deliver to the Bank:

(a)	its audited annual accounts no later than 120 days after the end of the period to which such statements relate; and

(b)	its unaudited semi annual internal financial statements no later than 60 days after the end of the period to which such statements relate.

The accounts of the Borrower shall be prepared in accordance with generally accepted accounting principles in its jurisdiction of incorporation.

10.3.	Budget
The Borrower shall deliver to the Bank no later than 15 Business Days before the start of each of its financial year an annual budget for that financial year approved by the board of directors of the Borrower. The budget shall include projected profit and loss, balance sheet and cashflow statement for the Borrower and projected financial covenants calculations.

10.4.	Compliance
The Borrower shall maintain and ensure compliance with all material permits, material licences, material consents, material disclosure requirements and undisputed material agreements relating to its business activities, except where the failure to comply with such permits, licences, consents, disclosure requirements or undisputed agreements would not result in the Borrower from being unable to pay any amount due and owing under this Agreement, and shall forthwith notify the Bank if any of these become subject to administrative or court proceedings initiated by the Borrower or any third party.

10.5.	Corporate Identity
The Borrower shall not make any change or amendment to its Articles of Association or other constitutive documents that will change the purpose of the Borrower as long as any debt under this Agreement is unpaid to the Bank.

10.6.	Notification of Defaults

The Borrower shall notify the Bank of any Event of Default (and the steps, if any, being taken to remedy it) promptly upon its occurrence.

10.7.	Change of Business:
Except with the prior written consent of the Bank, the Borrower will not make any substantial change in its business, as conducted as at the date of this Agreement, or cease to carry on its business as conducted at the date of this Agreement.

10.8.	No Merger

The Borrower, shall not, without the prior written consent of the Bank, enter into any amalgamation, demerger, merger or reconstruction otherwise unless the Borrower is the surviving entity.

10.9.	Disposals
The Borrower shall not either in a single transaction or in a series of transactions, without the prior written consent of the Bank, sell, transfer, lease or otherwise dispose of, or cease to exercise direct control over any part of its present or future assets, of value exceeding 10% of total book value of the Borrower; provided, that the foregoing shall not apply to sales of inventory by the Borrower in the ordinary course of business.

10.10.	Insurance
The Borrower will maintain in full force and effect at all times, with financially sound and reputable insurance companies that customarily write insurance for the risks covered thereby, insurance against such risks and in such amounts (and with such deductibles) as are customarily carried by similar companies in similar businesses.

10.11.	Compliance with laws and payment of Taxes

(a)
The Borrower shall comply in all material respects with all laws and regulations applicable to it provided that nothing in this Clause shall prevent the Borrower from contesting in good faith the application to it of such laws and regulations.

(b)
The Borrower shall pay all its Taxes when due, except to the extent the Taxes are contested in good faith and by appropriate means, and a reserve reasonably regarded as adequate and generally required by international accounting standards has been set aside for payment of those contested Taxes.

(c)
If any Taxes or amounts in respect thereof must be deducted from any amounts payable or paid by the Borrower hereunder, the Borrower shall pay such additional amounts as may be necessary to ensure that the Bank receives a net amount equal to the full amount which it would have received on the due date had payment not been made subject to such Taxes.

10.12.	Stamp-Duties
The Borrower shall pay or indemnify the Bank against any and all stamp, registration and similar Taxes or charges which may be payable in connection with the entry into, performance or enforcement of this Agreement and the Security Documents.

10.13.	Financial Information
The Borrower shall furnish the Bank with a copy from time to time with reasonable promptness of such financial and other information as to itself as the Bank may reasonably require.

10.14.	Financial covenants.
The Borrower shall ensure that the Equity Ratio of the Borrower is at all times higher than 35%.
The Equity Ratio shall be calculated in accordance with generally accepted accounting principles in Iceland and tested by reference to each of the financial statements provided by the Borrower.

10.15.	Collateral report
The Borrower shall deliver to the Bank at the end of each month a report stating the current value of Borrowers inventory and receivables. This report shall be calculated in accordance with generally accepted accounting principles in Iceland.

11.	DEFAULT

11.1.	Events of Default
Each of the events set out below is an Event of Default (whether or not caused by any reason whatsoever outside the control of the Borrower, or of any other Person):

i.	Non‑payment: The Borrower fails to pay any amount payable by the Borrower under this Agreement within 3 Business Days of when such amount shall become due and payable; or

ii.
Default under other provisions: If the Borrower breaches in any material respect any of its obligations in Clause 5, the undertakings in Clause 10 or the representations and warranties in Clause 9.1, always provided that the Borrower in the event of such breach (in the sole and reasonable opinion of the Bank) has not remedied such breach within 5 Business Days from the date the Borrower receives notice thereof; or

iii.
Cross default: Failure by the Borrower to make payment when due of any obligation for borrowed money (other than in respect of this Agreement) exceeding USD 10.000.000 (or its equivalence in other currencies); or default by the Borrower, in the performance of any agreement under which any such obligation is created if the effect of such default is to cause such obligation to become due, or to permit the holder or holders of such obligation to declare such obligation due prior to its normal maturity; or

iv.
Loss of Licence: Any material licence, material contract, material consent, material approval or material authorisation necessary for the Borrower to conduct its business is lost, revoked or cancelled or materially and adversely amended or terminated, and such material license, material contract or material authorisation is not contemporaneously therewith replaced on the same, substantially the same or improved terms; or

(e)
Cessation: The cessation by the Borrower of its operations or the sale or other disposition of all or a substantial portion of its assets, or a decision by the Borrower to cease its operations or to sell or otherwise dispose of all or a substantial portion of its assets; or

(f)	Unlawfulness: At any time it is unlawful for the Borrower to perform any of its obligations hereunder; or

(g)
Legal process: Any judgment or order issued or rendered against the Borrower (1) in the case of money judgments or orders, in an amount of USD 5.000.000 or more for all such judgments in the aggregate, in each case in excess of (A) any applicable insurance and (B) any reserves maintained for such purpose, and (2) in the case of non-monetary judgments or orders, such judgments or orders in the aggregate would reasonably be expected to have a material adverse effect on the business or financial condition of the Borrower, in each of the cases described in clauses (1) and (2) above, which judgment or order is not paid, stayed, released, discharged or bonded pending appeal within 40 days; or

(h)
Insolvency; compositions: If the Borrower is unable to pay its debts as they fall due, suspends making payment on any of its debts (other than with respect to any debts that the Borrower is disputing in good faith) or commences negotiations with one or more of its creditors (other than with respect to creditor negotiations in the ordinary course of the Borrower's business), in each case the result of which would reasonably be expected to have a material adverse effect on the business or financial condition of the Borrower, or an order of a competent court or an event analogous thereto shall be made or any effective resolution passed in relation to the bankruptcy, composition proceedings, debt negations, liquidation, winding-up or similar event of the Borrower; or

(i)
Bankruptcy or insolvency proceedings: The Borrower takes any action or any legal proceedings are started or other steps taken for (i) the Borrower to be adjudicated or found bankrupt or insolvent, (ii) the winding‑up or dissolution of the Borrower, or (iii) the appointment of a liquidator, administrator, trustee, receiver or similar officer of the Borrower or the whole or any part of their respective undertaking, assets, rights or revenues; or

(j)
Change of ownership or control of the Borrower: The majority of the shares in the Borrower changes hands without a prior written consent of the Bank (other than for transfers of the majority of the shares in the Borrower to an entity that is wholly-owned (directly or indirectly) by Century Aluminum Company). In this respect change of ownership includes, but is not limited to mergers, amalgamations or demergers.

11.2.	Acceleration
In the case of any such event as is mentioned in Clause 11.1 (Events of Default), and at any time thereafter if any such event shall then be continuing, the Bank may by notice to the Borrower:

(a)	declare that the obligations of the Bank hereunder shall be cancelled forthwith whereupon the same shall be so cancelled forthwith; and/or

(b)
declare all Loans made herunder to be immediately due and payable whereupon the same shall become immediately due and payable together with all interest accrued thereon and all other amounts payable hereunder.

11.3.	Default Indemnity
The Borrower shall indemnify the Bank against any loss or expenses, which the Bank sustains or incurs as a consequence of:

(a)	the occurrence of any Default;

(b)
any default in payment on the due date (or in the currency in which such payment is due) of the principal of the Loans or any part thereof or interest accrued thereon or any other amount payable hereunder or any repayment of a Loan other than on the Interest Payment Date relating thereto, including but not limited to any loss or expenses on account of funds borrowed, contracted for or utilised to fund any amount payable hereunder. A certificate of the Bank of the amount of any such loss or expense shall be conclusive in the absence of manifest error.

12.	SECURITY

12.1.	General Bond
The Borrower shall issue a general bond, (i. Tryggingabréf), whereas the Borrowers inventory and receivables are pledged to secure full payment of the Loan. The General Bond shall be registered in accordance to the Icelandic Registration Act (i. Þinglýsingalög) no. 39/1978.

13.	ACCOUNTS AS EVIDENCE
Accounts maintained by the Bank in connection herewith shall constitute prima facie evidence of sums owing to the Bank hereunder in the absence of manifest error.

14.	EXPENSES

14.1	Out-of-pocket expenses

Upon demand, all reasonable and documented costs, taxes, charges and expenses (including external and internal legal fees) incurred by the Bank in connection with the making of this Agreement, shall be payable by the Borrower. Such fee being payable on the date of incurrence.

14.2	Arrangement Fee.
The Borrower shall pay to the Bank an arrangement fee amounting to 0,3% of the Facility Amount. The arrangement fee shall be deducted from the first Loan drawn under the Agreement.

14.3	Enforcement expenses
The Borrower shall reimburse the Bank on demand for the charges and expenses (including value added tax or any similar tax thereon and including the fees and expenses of legal advisers) incurred by it in connection with the enforcement of, or the preservation of any rights under, this Agreement.

14.4	Commitment Fee.
The Borrower shall pay the Bank a commitment fee amounting to 0,30% p.a. of any undrawn Facility Amount. The commitment fee shall be calculated and payable, in arrears, on a quarterly basis, based on the average undrawn Facility Amount during the immediately preceding quarter.

15.	STAMP DUTIES
The Borrower shall pay or indemnify the Bank against any and all stamp, registration and similar Taxes or charges which may be payable in connection with the entry into, performance or enforcement of this Agreement (including penalties for late payment).

16.	WAIVERS, REMEDIES CUMULATIVE
No failure to exercise and no delay in exercising on the part of the Bank, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. No waiver by Bank shall be effective unless it is in writing.

17.	NOTICES

17.1.	Address
Except as otherwise stated herein, all notices or other communications hereunder to any party hereto shall be in writing and shall be deemed to be duly given or made when delivered (in the case of personal delivery or letter) and when dispatched to such party addressed as follows:

(a)
if to the Borrower, to Nordural Grundartangi ehf., Grundartangi, 301 Akranes, Iceland, email: ragnarg@nordural.is Fax: +354 430 1001. Attn: Managing Director/Finance Manager. With a copy to Century Aluminum Company, One South Wacker Drive, Chicago, IL 60606, USA, Email: generalcounsel@centuryaluminum.com, Attn: General Counsel;

(b)	if to the Bank, to Landsbankinn hf., Hafnarstræti 5. Fax No: +354 410 3013. Attn: Corporate Banking;

or at such other address and facsimile number as such party may hereafter specify for such purpose to the other parties.

17.2.	Non‑working Days
A notice or other communication received on a non‑working day or after business hours in the place of receipt shall be deemed to be served on the next following working day in such place.

18.	ASSIGNMENTS AND SUBSTITUTION

18.1.	Successors
This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective permitted successors and assigns.

18.2.	Assignments by the Borrower
The Borrower may not assign or transfer all or any part of its rights or obligations hereunder without the prior written consent of the Bank.

18.3.	Assignments by the Bank
The Bank may at any time pledge, in part or in whole, present and future rights, title, benefits and interests (but not obligations) under this Agreement to a LBI hf., reg. no. 540291 2259, without prior consent of the Borrower.

The Bank may furthermore at any time assign or otherwise transfer or novate all or any part of its rights or obligations hereunder to an Icelandic bank provided that (i) the Bank obtains the Borrower's prior written consent to such assignment, such consent not to be unreasonably withheld (for the avoidance of doubt, it shall not be unreasonable for Borrower to withhold its consent to any transfer of 50% or more of the Bank's obligations) and (ii) any transferee shall have (a) substantially similar credit quality as the Bank and (b) confirmed to the Borrower prior to the transfer taking effect, that it undertakes to be bound by the terms of this Agreement as the Bank in form and substance satisfactory to the Borrower. On the transfer being made, the Bank shall be relieved of its obligations to the extent of the transfer of such obligations.

In case the Bank intends at any time assign or otherwise transfer or novate all or any part of its obligations hereunder to a foreign entity or an unregulated entity the consent of the Borrower is required. On the transfer being made, the Bank shall be relieved of its obligations to the extent of the transfer of such obligations.

19.	SET OFF
The Borrower authorises the Bank in the event of any non‑payment of any amounts hereunder when due to apply any credit balance (in whatever currency) standing upon any account of the Borrower with any branch or office of the Bank in or towards satisfaction of any sum, whether principal, interest or otherwise, at any time due to the Bank from the Borrower pursuant to this Agreement.

20.	LANGUAGE
Each document referred to herein or to be delivered hereunder shall be in the English language or accompanied by a certified English translation thereof. In case of conflict and unless the Bank otherwise specify, the English language version of any such document shall prevail.

21.	GOVERNING LAW
This Agreement shall be governed by Icelandic law.

22.	JURISDICTION
Each of the parties hereto irrevocably agrees that the District Court of Reykjavík shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purpose, irrevocably submits to the jurisdiction of that court.

23.	SEVERABILITY
If any provision of this Agreement is prohibited or unenforceable in any jurisdiction such prohibition or unenforceability shall not invalidate the remaining provisions hereof or affect the validity or enforceability of such provision in any other jurisdiction.

24.	COUNTERPARTS
This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed on the date first written above.
SIGNATORIES

AS THE BORROWER

On behalf of Norðurál Grundartangi ehf.

/s/Ragnar Gudmundsson

AS THE BANK

On behalf of Landsbankinn hf.

/s/Steinthor Palsson
/s/Arni Thor Thorbjornsson

Witnesses to the correct date and signatures:

/s/Olafur Magnusson

EXHIBIT A

NOTICE OF DRAWING

To:    Landsbankinn hf.
Hafnarstræti 5
101 Reykjavík.

Pursuant to Clause 3 (Drawdown) of the Committed Revolving Credit Facility Agreement in the amount of USD 50.000.000, dated _____________, (the "Agreement") between ourselves as Borrower, and yourselves as the Bank we hereby give you notice of the following proposed borrowing:

(a)    Date of Drawdown:    [    ]

(b)    Amount and Currency    USD ______________________

(c)     Interest rate, LIBOR+    [x,xx%]

(d)    Payment Instructions:    0106-38-

(e)    Due date    [    ]

Terms defined in the Agreement shall have the same meaning herein.

We confirm that the matters represented by us and set out in Clause 9.1 (Representations and warranties) of the Agreement are true and accurate in all material respects on the date hereof as if made on such date and that no Default has occurred and is continuing or would result from the proposed borrowing.

On behalf of [borrower]

EXHIBIT B
P O W E R O F A T T O R N E Y

[xxxxx], as the Borrower, and Landsbankinn hf., as the Bank, have entered into a Committed Revolving Credit Facility Agreement (the Agreement) in the amount of USD 50.000.000,-

The Borrower hereby appoints___________________________ with full power and authority from the company, to sign all notices of drawing under the Agreement.

______________________________________

(Signature specimen)

______________________________________

(Signature specimen)

Furthermore, each of the above-mentioned attorney/s is authorised to sign and/or despatch all other documents and notices to be signed and/or despatched by the Borrower under or in connection with the Agreement.

This Power of Attorney shall be governed by Icelandic law.

This Power of Attorney is valid until the Board of Directors have notified the Bank about the cancellation.

____________2013.

On behalf of [xx]